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                                                                    EXHIBIT 3.46

                                     BYLAWS
                                       OF
                               AMERIPATH SC, INC.

                                   ARTICLE 1.
                                     OFFICES

     Section 1. REGISTERED OFFICE. The initial registered office of AmeriPath SC, Inc., a South Carolina corporation (the "Corporation"), shall be located at 5000 Thurmond Mall Blvd., Columbia, Richland County, South Carolina 29201, c/o Corporation Service Company.

     Section 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of South Carolina, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

     Section 1. ANNUAL MEETINGS. All annual meetings of the shareholders of the corporation for the election of directors and for such other business as may properly come before the meeting shall be held (i) on the fourth Friday of February of each calendar year at 10:00 a.m., Eastern time, or on such other date or at such other time as may be fixed, from time to time, by the Board of Directors, and (ii) at such place, within or without the State of South Carolina, as may be designated by or on behalf of the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the President or the holders of not less than ten percent (10%) of the Corporation's stock entitled to vote on any issue proposed to be considered at such meeting. Special meetings of shareholders may be held at such time and date, and at such place, within or without the State of South Carolina, as shall be designated by the Board of Directors and set forth in the notice of meeting required pursuant to Section 3 of this Article II.

     Section 3. NOTICE. A written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting at the address as it appears on the stock transfer records of the Corporation, not less than ten
(10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary or the officer or persons calling the meeting. The notice so given shall state the date, time and place of the meeting and, in the case of a special shareholders' meeting, the purpose or purposes for which the meeting is called.

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     Section 4. WAIVER OF NOTICE. Shareholders may waive notice of any meeting before or after the date and time specified in the written notice of meeting. Any such waiver of notice must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the appropriate corporate records. Neither the business to be transacted at, nor the purpose of, anY shareholders' meeting need be specified in any written waiver of notice. Attendance of a person at a shareholders' meeting shall constitute a waiver of notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     Sections. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, to demand a special meeting; to act by written consent or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days nor, in the case of a shareholders' meeting, less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a shareholders' meeting, then the record date for such shall be the close of business on the day before the first notice is delivered to shareholders.

     Section 6. QUORUM. A majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of shareholders, If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn the meeting from time to time. Once a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Section 7. VOTING. If a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the shareholders represented at the meeting and entitled to vote on the subject matter favoring the action exceeds the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by South Carolina law or by the Articles of Incorporation. Directors shall be elected in accordance with Article III, Section 3, of these Bylaws. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided under the Articles of Incorporation or under South Carolina law.

     Section 8. PROXIES. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.

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     Section 9. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any shareholders' meeting may be taken without a meeting, without prior notice and without a vote if the action is taken by all of the shareholders entitled to vote on the action. In order to be effective, the action must be evidenced by one or more written consents describing the action to be taken, dated and signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If an action is to be taken by unanimous consent of the voting shareholders, written notice of the proposed action must be given to nonvoting shareholders at least ten (10) days before the action is taken.

                                  ARTICLE III.
                                    DIRECTORS

     Section 1. POWERS. AH corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of South Carolina or shareholders of the Corporation.

     Section 2, COMPENSATION. Unless specifically authorized by a resolution of the Board of Directors, the directors shall serve in such capacity without compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payments shall preclude any director from serving in any other capacity and receiving compensation therefor.

     Section 3. NUMBER. ELECTION AND TERM. The number of directors of the Corporation shall be fixed from time to time, within any limits set forth in the Articles of Incorporation, by resolution of the Board of Directors. Any decrease in the number of directors shall not shorten the term of an incumbent director. Directors shall be elected annually, at the annual meeting of shareholders of the Corporation, by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     Section 4. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders at an annual or special meeting called for that purpose.

     Section 5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director.

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     Section 6. QUORUM AND VOTING. A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

     Section 7. DEEMED ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

     Section 8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the designating resolution, shall have and may exercise all the authority of the Board of Directors, except such authority as may be reserved to the Board of Directors under South Carolina law.

     Section 9. MEETINGS. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at any other place, within or without the State of South Carolina, designated by the person or persons entitled to give notice of or otherwise call the meeting. Meetings of the Board of Directors may be called by the President or by any two directors. Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or any committee of the Board) by means of a conference telephone or similar communications equipment through which all persons participating may simultaneously hear each other during the meeting; participation by these means constitutes presence in person at the meeting.

     Section 10. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors. Special meetings of the Board of Directors must be preceded by at least two (2) days' written notice of the date, time and place of the meeting. The notice need not describe either the business to be transacted at or the purpose of the special meeting.

     Section 11. WAIVER OF NOTICE. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

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     Section 12. DIRECTOR ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or of the committee of the Board). The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                                   ARTICLE IV.
                                    OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and if elected by the Board of Directors by resolution, a Chairman and one or more Vice Presidents. Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 2. ELECTION AND TERM OF OFFICE. As far as practicable, the officers of the Corporation shall be elected at the annual meeting of the Board of Directors in February of each year. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as practicable. Each officer shall hold office until the regular meeting of the Board of Directors following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office or death.

     Section 3. DUTIES. The officers of the Corporation shall have the following duties:

     The PRESIDENT shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors. The President shall see to it that all orders and resolutions of the Board are carried into effect, in the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at all meetings of the Board of Directors and shareholders.

     Each VICE PRESIDENT if any, shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the President, a Vice President specifically designated by the vote of the Board of Directors shall have the powers and shall exercise the duties of the President.

     The SECRETARY shall have custody of and shall maintain all of the corporate records (except the financial records), shall record the minutes of all meetings of the

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shareholders and the Board of Directors, shall authenticate records of the
Corporation, shall send all notices of meetings and shall perform such other duties as are prescribed by the Board of Directors or the President, under whose supervision he shall be.

     The TREASURER shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render an account of all his transactions as treasurer and of the financial condition of the Corporation at regular meetings of the Board or when the Board of Directors so requests. The Treasurer shall also perform such other duties as are prescribed by the Board of Directors.

     Each ASSISTANT SECRETARY and ASSISTANT TREASURER, if any, shall be appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

     Section 4. RESIGNATION OF OFFICER. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later effective date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the Board of Directors provides that the successor officer does not take office until the future effective date.

     Section 5. REMOVAL OF OFFICER. The Board of Directors may remove any officer at any time with or without cause.

     Section 6. COMPENSATION. The compensation of officers shall be fixed from time to time at the discretion of the Board of Directors. The Board of Directors may enter into employment agreements with any officer of the Corporation.

                                    ARTICLE V.
                               STOCK CERTIFICATES

     Section 1. ISSUANCE. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until the consideration therefor has been fully paid.

     Section 2. FORM. Certificates representing shares in the Corporation shall he signed by the President and the Secretary of the Corporation, or any other officer so designated by the Board of Directors.

     Sections. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by

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the laws of South Carolina, shall not be bound to recognize any equitable or other claim to or interest in the shares.

     Section 4. TRANSFER OF SHARES. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation or the transfer agent of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

     Section 5. LOST, STOLEN OR DESTROYED CERTIFICATES. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall he issued upon delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

                                   ARTICLE VI.
                                  DISTRIBUTIONS

     The Board of Directors may from time to time authorize and declare, and the Corporation may pay, distributions on its outstanding shares in cash, property or its own shares, unless the distribution, after giving it effect, would result in (i) the Corporation being unable to pay its debts as they become due in the usual course of business, or (ii) a violation of applicable law.

                                  ARTICLE VII.
                                CORPORATE RECORDS

     The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

                                  ARTICLE VIII.
          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     Section 1. INDEMNIFICATION. The Corporation shall, and does hereby, indemnify and hold harmless to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives or estate of such person) who was or is a party, or

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is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys' fees and expenses) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director or officer of the Corporation or (2) is or was an employee or agent of the Corporation as to whom the Corporation has agreed in writing to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) or is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise, in each case, as to whom the Corporation has agreed in writing to grant such indemnity. Each director, officer, employee or agent of the Corporation as to whom indemnification rights have been granted under this Section 1 of this Article VIII shall be referred to as an "Indemnified Person".

     Notwithstanding the foregoing, except as specified in Section 3 of this
Article VIII, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless the authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the Corporation within sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only then upon such terms and conditions as the Board of Directors may deem appropriate.

     Section 2. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees and expenses) incurred by an officer or director who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this
Article VIII. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Chairman of the Board, unless he is a party to such Proceeding, or by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

     Section 3. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advance under this Article VIII shall be made promptly and in any event within forty-five (45) days upon the written request of the Indemnified Person. The right to indemnification or advances as granted by this Article Vlll shall be enforceable by the Indemnified

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Person in any court of competent jurisdiction, if the Corporation denies such request under this Article VIII, in whole or in part, or if no disposition thereof is made within forty-five (45) days. Such Indemnified Person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decision), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct

     Section 4. RIGHTS NOT EXCLUSIVE; CONTRACT RIGHT; SURVIVAL. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement vote of shareholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators, personal representatives and estate of such person. All rights to indemnification and advances under this
Article VIII shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this
Article VIII is in effect and, as such, are enforceable against the Corporation. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of South Carolina's corporation law or any other applicable laws shall not in any way diminish these rights to indemnification of or advances to such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeals or modification.

     Section 5. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), with respect to any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII or the applicable provisions of South Carolina law.

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     Section 6. SAVINGS CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless, and make advances to, each Indemnified Person as to costs, charges and expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement with respect to any Proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this
Article VIII that shall not have been invalidated and as otherwise permitted by applicable law.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     Section 1. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and shall include the name and jurisdiction of incorporation of the Corporation.

     Section 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each calendar year, unless otherwise fixed by resolution of the Board of Directors.

     Section 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President, the Treasurer or such other officer(s) or agent(s) of the Corporation as shall be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE X.
                                    AMENDMENT

     These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Board of Directors or by the shareholders.

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